Exhibit 99.1

Tourmaline Bio Announces Closing of Merger with Talaris Therapeutics and Concurrent Private Placement of $75 Million

Tourmaline will be focused on advancing TOUR006, its differentiated anti-IL-6 antibody, to treat thyroid eye disease (TED), atherosclerotic cardiovascular disease (ASCVD) and other diseases

Post-transaction cash, cash equivalents and investments of approximately $218 million expected to fund operations through 2026, including key data readouts from the Phase 2b trial in TED and the Phase 2 trial in ASCVD

Shares to trade on Nasdaq under the new ticker symbol “TRML” commencing on October 20, 2023

NEW YORK., October 19, 2023 — Tourmaline Bio, Inc. (“Tourmaline”) (Nasdaq: TRML), a late-stage clinical biotechnology company developing transformative medicines to dramatically improve the lives of patients with life-altering immune diseases, today announced the completion of its previously announced merger with Talaris Therapeutics, Inc. (“Talaris”). The combined company will operate under the name, Tourmaline Bio, Inc., and its shares are expected to begin trading on the Nasdaq Global Market on October 20, 2023 under the ticker symbol “TRML”.

Concurrent with the merger, Tourmaline completed a $75 million private placement with a syndicate of new and existing institutional life sciences investors including Acuta Capital Partners, Affinity Asset Advisors, Braidwell LP, Cowen Healthcare Investments, Deep Track Capital, Great Point Partners, LLC, KVP Capital, Logos Capital, Paradigm BioCapital, Qiming Venture Partners USA, RA Capital Management, LP, StemPoint Capital LP, TCGX, Vivo Capital, and other undisclosed investors. Following the transactions, Tourmaline’s cash, cash equivalents and investments of approximately $218 million, before payment of final transaction-related expenses, is expected to fund operations through 2026.

“We are thrilled to close this transaction and move Tourmaline into its next phase as a public company, leading an IL-6 renaissance and continuing to accelerate TOUR006 through late-stage clinical trials in TED, ASCVD and other diseases,” said Sandeep Kulkarni, MD, Chief Executive Officer of Tourmaline. “We believe our strong balance sheet will allow us to reach key value-creating milestones through 2026, including advancing enrollment in our Phase 2b spiriTED trial of TOUR006 for the treatment of TED this year, obtaining topline TED clinical data expected in the first half of 2025, and initiating our Phase 2 ASCVD trial in 2024.”

Tourmaline’s lead program for TOUR006, an anti-IL-6 antibody that exhibits differentiated properties including high binding affinity to IL-6 and a naturally long half-life, is in TED. TOUR006 is currently in a Phase 2b spiriTED study in TED, an autoimmune disease characterized by inflammation and disfigurement around the eye which can be sight-threatening in severe cases. Off-label use of IL-6 pathway inhibitors in TED has been well-documented in literature, demonstrating strong evidence of ability to reduce inflammation, eye-bulging, and key biomarkers such as pathogenic autoantibodies. Tourmaline also plans to initiate a Phase 2 trial of TOUR006 in ASCVD in 2024. ASCVD continues to be a leading cause of death globally despite the wide availability of oral therapies and IL-6 has been implicated as a promising drug target for addressing ASCVD by over two decades of clinical, genetic, and experimental research. Tourmaline plans to pursue additional opportunities for TOUR006 to treat other indications from among the wide array of diseases where IL-6 inhibition has been validated.

Transaction Details

In connection with the closing of the merger, Talaris enacted a 1-for-10 reverse stock split of its common stock and issued a special cash dividend to Talaris shareholders of record as of October 16, 2023 that continue to hold their eligible shares of Talaris until market open on October 20, 2023, the ex-dividend date in respect of such special cash dividend. Following the reverse stock split and the closing of the merger, there are approximately 20,336,773 shares of the combined company’s common stock outstanding, with prior Talaris stockholders owning approximately 21.9% and prior Tourmaline stockholders (including investors in the private placement) holding approximately 78.1% of the combined company’s outstanding common stock.

Cooley LLP served as legal counsel to Tourmaline and Jefferies, Piper Sandler, Guggenheim Securities, and Truist Securities served as placement agents to Tourmaline in the private placement. Leerink Partners served as exclusive financial advisor and Goodwin Procter LLP served as legal counsel to Talaris.

About Tourmaline Bio

Tourmaline Bio is a late-stage clinical biotechnology company driven by its mission to develop transformative medicines that dramatically improve the lives of patients with life-altering immune diseases. Tourmaline’s lead program, TOUR006, is an anti-IL-6 antibody that exhibits differentiated properties including high binding affinity to IL-6 and a naturally long half-life. To date, TOUR006 has been studied in over 400 autoimmune patients across six clinical trials. Tourmaline plans to develop TOUR006 in thyroid eye disease (TED) and atherosclerotic cardiovascular disease (ASCVD) as its first two indications, with additional indications under consideration.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, express or implied statements regarding the potential of, and expectations regarding, Tourmaline’s product candidates, including TOUR006; expectations regarding the sufficiency of the combined company’s capital resources and cash runway; statements by Tourmaline’s Chief Executive Officer; and other statements that are not historical fact. All statements other than statements of historical fact contained in this press release are forward-looking statements. These forward-looking statements are made as of the date they were first issued, and were based on the then-current expectations, estimates, forecasts, and projections, as well as the beliefs and assumptions of management. There can be no assurance that future developments affecting Tourmaline will be those that have been anticipated.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Tourmaline’s control. Tourmaline’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to (i) the uncertainties associated with Tourmaline’s platform technologies, as well as risks associated with the clinical development and regulatory approval of product candidates, including potential delays in the commencement, enrollment and completion of clinical trials; (ii) risks related to the inability of the combined company to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; (iii) uncertainties in obtaining successful clinical results for product candidates of the combined company and unexpected costs that may result therefrom; (iv) risks related to the failure to realize any value from product candidates and preclinical programs being developed and anticipated to be developed by the combined company in light of inherent risks and difficulties involved in successfully bringing product candidates to market; and (v) risks associated with the possible failure to realize certain anticipated benefits of the merger, including with respect to future financial and operating results. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties. These and other risks and uncertainties are more fully described in periodic filings with the Securities and Exchange Commission (the “SEC”), including the factors described in the section titled “Risk Factors” in Tourmaline’s (formerly Talaris’) most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC as well as the final prospectus on Form 424(b)(3) filed with the SEC on September 15, 2023. You should not place undue reliance on these forward-looking statements, which are made only as of the date hereof or as of the dates indicated in the forward-looking statements. Except as may be required under applicable law, Tourmaline expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based. This press release does not purport to summarize all of the conditions, risks and other attributes of an investment in Tourmaline.

Contact:

Lee M. Stern

Meru Advisors

lstern@meruadvisors.com